EXHIBIT 10.18


                             RETROCESSION AGREEMENT
                           EFFECTIVE: JANUARY 1, 1999

                                    ISSUED TO
                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                             MINNEAPOLIS, MINNESOTA
                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

                                       BY

                            LIFEUSA INSURANCE COMPANY
                             MINNEAPOLIS, MINNESOTA
               (HEREINAFTER REFERRED TO AS THE "RETROCESSIONAIRE")


         BY THIS AGREEMENT, the Reinsurer obligates itself to retrocede to the Retrocessionaire and the Retrocessionaire obligates itself to accept a quota share part of the Reinsurer's interests and liabilities, as respects Life Insurance, Annuity and Health Insurance business under the Coinsurance Agreement, effective January 1, 1999, issued to LifeUSA Insurance Company and the Coinsurance Agreement effective January 1, 1999 issued to Capitol Bankers Life Insurance Company (hereinafter referred to as the "Original Contracts"). The quota share part shall be 25% with respect to all business. Copies of the Original Contracts are attached to and forms part of this Agreement.

                    ARTICLE I - COMMENCEMENT AND TERMINATION

         A. This Agreement shall become effective on January 1, 1999, with respect to policies reinsured under the Original Contracts on or after that date, and it shall continue in force thereafter until terminated.

         B. This Agreement shall terminate with respect to new business written under the Original Contracts on the dates that the Original Contracts terminate with respect to new business. Business covered under the Original Contracts and retroceded hereunder on or prior to the effective date of termination shall remain in full force and effect until expiration or cancellation of such business, whichever first occurs. However, it is understood and agreed that if the Original Contracts are terminated for any reason, coverage under this Agreement, as respects the terminated Contract, shall expire automatically at the same time and in the same manner.

                     ARTICLE II - CONCURRENCY OF CONDITIONS

         This Agreement shall follow in all respects the terms and conditions of the Original Contracts (including addenda thereto when accepted by the Retrocessionaire), provided the terms and conditions of the Original Contracts are not inconsistent with the terms and conditions of this Agreement. The Reinsurer agrees to transmit all notices and information pertaining to the

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subject matter of this Agreement as promptly as possible after receipt thereof on forms mutually agreed as requested by the Retrocessionaire.

                      ARTICLE III - PREMIUM AND COMMISSIONS

         A. As premium for the reinsurance provided hereunder, the Reinsurer shall retrocede the Retrocessionaire's pro rata share of the premiums ceded to the Reinsurer under the Original Contracts.

         B. The Retrocessionaire shall allow the Reinsurer retrocession allowances equal to those granted under the Original Contracts.

         C. The premium due the Retrocessionaire (less retrocession allowances thereon) shall be remitted by the Reinsurer as promptly as possible after the Reinsurer receives its premiums under the Original Contracts.

                        ARTICLE IV - CLAIMS AND BENEFITS

         A. The Retrocessionaire shall be liable for its pro rata share of all policy claims and benefits the Reinsurer pays or allows under the Original Contracts, and the Retrocessionaire shall pay its pro rata share of any such policy claims and benefits promptly following receipt of reasonable evidence of the amount paid (or scheduled to be paid) by the Reinsurer as requested by the Retrocessionaire.

         B. The Retrocessionaire shall receive its pro rata share of all recoveries made by the Reinsurer in respect of policy claims and benefits subject to this Agreement.

         C. The Retrocessionaire will be liable for or shall receive its pro rata share of DAC Tax, Guaranty Fund Assessments and corresponding offsets and credits as described under the Original Contracts.

                          ARTICLE V - ACCESS TO RECORDS

         The Retrocessionaire, by its duly appointed representatives, shall have the right at any reasonable time to examine all papers in the possession of the Reinsurer referring to business effected hereunder.

                   ARTICLE VI - UNAUTHORIZED RETROCESSIONAIRES

         The Retrocessionaire agrees to fund its share of the Reinsurer's retroceded statutory reserves by:

                  1. Escrow or trust accounts for the benefit of the Reinsurer; and/or

                  2.       Cash advances;


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if, without such funding, a penalty would accrue to the Reinsurer on any financial statement it is required to file with the insurance regulatory authorities involved.

                            ARTICLE VII - INSOLVENCY

         A. In the event of the insolvency of the Reinsurer, all reinsurance shall be payable on the basis of the policies reinsured directly to its liquidator, receiver, conservator or statutory successor, without diminution because of the insolvency of the Reinsurer or because such liquidator, receiver, conservator or statutory successor has failed to pay all or a portion of any claim.

         B. In the event of the insolvency of the Reinsurer, the liquidator, receiver, conservator or statutory successor shall give the Retrocessionaire written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of a claim, the Retrocessionaire may investigate such claim and interpose in the name of the Reinsurer, its liqudator, receiver, conservator or statutory successor, but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the Retrocessionaire may deem available to the Reinsurer or its liquidator, receiver, conservator or statutory successor.

         C. The expense thus incurred by the Retrocessionaire shall be chargeable, subject to court approval, against the Reinsurer as part of the expenses of conservation, liquidation or insolvency to the extent of a proportionate share of the benefit which may accrue to the Reinsurer solely as a result of the defense undertaken by the Retrocessionaire. Where two or more retrocessionaires are involved in the same claim and a majority in interest elect to interpose a defense or defenses to such claim, the expense shall be apportioned as though such expense had been incurred by the Reinsurer.

                           ARTICLE VIII - ARBITRATION

         A. It is the intention of the parties that customs and usages of the business of reinsurance shall be given full effect in the interpretation of this Agreement. The parties shall act in all things with the highest good faith. A dispute or difference between the parties with respect to the operation or interpretation of this Agreement on which an amicable understanding cannot be reached shall be decided by arbitration. The arbitrators are empowered to decide all questions or issues and shall be free to reach their decisions from the standpoint of equity and customary practices of the insurance and reinsurance industry rather than from that of strict law.

         B. There shall be three arbitrators who shall be active or retired officers of life insurance companies other than the contracting companies or their affiliates. Each of the contracting companies shall appoint one of the arbitrators and these two arbitrators shall select the third. In the event that either contracting company should fail to choose an arbitrator within thirty days after the other contracting company has given notice of its arbitrator appointment, that contracting company may choose two arbitrators, who shall in turn choose a third arbitrator


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before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty days following their appointment, each arbitrator shall nominate three candidates within ten days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

         C. The arbitrators shall decide by a majority of votes and from their written decision there can be no appeal. The cost of arbitration, including the fees of the arbitrators, shall be borne by the losing party unless the arbitrators decide otherwise.

                            ARTICLE IX - INTERMEDIARY

         Reinsurance Alternatives - Reinsurance Intermediaries, 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431, is hereby recognized as the intermediary with regard to this Agreement.


         IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Agreement as of the date undermentioned at:

Minneapolis, Minnesota, this 22nd day of December, 1998.

                                        ALLIANZ LIFE INSURANCE
                                        COMPANY OF NORTH AMERICA


                                        By:  Robert S. James
                                             -----------------------------------
                                        Its: President of Individual Marketing
                                             -----------------------------------

                                        LifeUSA INSURANCE COMPANY


                                        By:  Mark A. Zesbaugh
                                             -----------------------------------
                                        Its: Senior Vice President
                                             -----------------------------------


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